Exhibit 10.3

TRANCHE 1 WARRANT AGREEMENT

between

LONESTAR RESOURCES US INC.

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY N.A.,

as Warrant Agent

Dated as of November 30, 2020

Warrants to Purchase Common Stock

TABLE OF CONTENTS

Page

1.	Definitions		1

2.	Warrant Certificates; Book-Entry Warrants		10
	2.1	Original Issuance of Warrants	10
	2.2	Form of Warrants	10
	2.3	Execution and Delivery of Warrant Certificates and Book-Entry Warrants	11
	2.4	Global Warrant Certificates	12
	2.5	Transfer and Exchange of Warrants represented by Definitive Warrant Certificates or Book-Entry Warrants	14
	2.6	Restrictions on Exchange or Transfer of a Book-Entry Warrant or a Warrant Represented by a Definitive Warrant Certificate for a Beneficial Interest in a Global Warrant Certificate	14

3.	Exercise and Expiration of Warrants		14
	3.1	Right to Acquire Common Stock Upon Exercise	14
	3.2	Exercise and Expiration of Warrants	14
	3.3	Application of Funds upon Exercise of Warrants	16
	3.4	Payment of Taxes	17
	3.5	Withholding and Reporting Requirements	17
	3.6	Cancellation of Warrant Certificates	17
	3.7	Cashless Exercise	18
	3.8	Shares Issuable	18
	3.9	Cost Basis Information	18
	3.10	Redemption	19

4.	Dissolution, Liquidation or Winding up		19

5.	Adjustments		20
	5.1	Adjustments	20
	5.2	Fractional Interest	28
	5.3	No Adjustments	28
	5.4	Adjustment of Prices	28

6.	Loss or Mutilation		28

7.	Reservation and Authorization of Common Stock		29

8.	Warrant Transfer Books		30

9.	Warrant Holders		31
	9.1	No Rights as Stockholders until Exercise	31
	9.2	Rights of Action	32
	9.3	Treatment of Holders of Warrant Certificates	32

10.	Concerning the Warrant Agent		32
	10.1	Rights and Duties of the Warrant Agent	32

i

	10.2	Limitation of Liability	35
	10.3	Indemnification	35
	10.4	Right to Consult Counsel	36
	10.5	Compensation and Reimbursement	36
	10.6	Warrant Agent May Hold Company Securities	36
	10.7	Resignation and Removal; Appointment of Successor	36
	10.8	Appointment of Countersigning Agent	37

11.	Notices		38
	11.1	Notices Generally	38
	11.2	Required Notices to Holders	40

12.	Information Rights		41

13.	Inspection		41

14.	Amendments		42

15.	Waivers		43

16.	Successors		43

17.	Headings		43

18.	Counterparts		43

19.	Severability		43

20.	Persons Benefiting		43

21.	Applicable Law		44

22.	Entire Agreement		44

23.	Force Majeure		44

24.	Further Assurances		44

25.	Confidentiality		44

EXHIBITS

Exhibit A	Form of Warrant Statement

Exhibit B	Form of Tranche 1 Warrant Certificate

ii

TRANCHE 1 WARRANT AGREEMENT

This Tranche 1 Warrant Agreement (as may be supplemented, amended or amended and restated pursuant to the applicable provisions hereof, this “Agreement”), dated as of November 30, 2020, between Lonestar Resources US Inc., a Delaware corporation (and any Successor Company that becomes successor to the Company in accordance with Section 16) (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (and any successor of such Warrant Agent appointed in accordance with the terms hereof) (collectively, the “Warrant Agent”). Capitalized terms that are used in this Agreement shall have the meanings set forth in Section 1 hereof.

WITNESSETH THAT:

WHEREAS, pursuant to the terms and conditions of the Joint Prepackaged Plan of Reorganization of Lonestar Resources US Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, Case No. 20-34805 (the “Plan”) relating to a reorganization with respect to the existing debt and other obligations of (i) the Company, (ii) Lonestar Resources America Inc., a Delaware corporation (“Lonestar”), and (iii) each other direct and indirect wholly-owned subsidiary (other than Boland Building, LLC) (collectively, the “Subsidiaries”) of the Company, under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Company proposes to issue and deliver to holders of Allowed Prepetition RBL Claims (each term as defined in the Plan) that have voted to accept the Plan (the “Initial Holders”) the Warrants (as defined below) to purchase up to 555,555 shares of Common Stock, subject to adjustment as provided herein, and the Warrant Certificates evidencing such Warrants;

WHEREAS, each Warrant shall entitle the registered owner thereof to purchase one share of Common Stock, subject to adjustment as provided herein;

WHEREAS, the Warrants and the Common Stock issuable upon exercise of the Warrants are being issued in an offering in reliance on the exemption from the registration requirements of the Securities Act (as defined below) afforded by Section 1145 of the Bankruptcy Code and of any applicable state securities or “blue sky” laws; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

1. Definitions.

“Action” has the meaning set forth in Section 11.2.

“Adjustment Events” has the meaning set forth in Section 5.1.

“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.4(b).

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of, or exercise of any Warrants evidenced by, any Global Warrant Certificate, the rules and procedures of the Depositary that apply to such transfer, exchange or exercise.

“Appropriate Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the principal operating officer, the principal financial officer and any Vice President (including the officers or persons with equivalent responsibilities) of the Company.

“Bankruptcy Code” has the meaning set forth in the recitals hereto.

“BDO” means BDO USA, LLP.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Book-Entry Warrants” means Warrants issued by book-entry registration on the Warrant Register, evidenced by the Warrant Statements.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday in the State of New York, or a day on which banking institutions and trust companies in the state in which the Corporate Agency Office is located are authorized or obligated by law, regulation or executive order to close.

“Bylaws” means the Second Amended and Restated Bylaws of the Company, as amended from time to time.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that are capital in nature and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP.

“Cashless Exercise” has the meaning set forth in Section 3.7.

“Cashless Exercise Current Market Price” means the Current Market Price of the Common Stock on the Exercise Date with respect to any Cashless Exercise.

“Cashless Exercise Warrant” has the meaning set forth in Section 3.7.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on the date hereof, as amended from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” means the company identified in the preamble hereof, or any successor to the Company.

“Company Order” means a written request or order signed in the name of the Company by Chairman of the Board of Directors, the Chief Executive Officer, the principal operating officer, the principal financial officer, any Vice President, the Treasurer and the Secretary (including the officers or persons with equivalent responsibilities), and delivered to the Warrant Agent.

“Corporate Agency Office” has the meaning set forth in Section 8.

“corporation” means a corporation, association, company (including limited liability company), joint-stock company, business trust or other similar entity.

“Countersigning Agent” means any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Statements and Warrant Certificates.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 30, 2020 (as amended, modified, or supplemented from time to time), by and among the Company, Lonestar, Citibank, N.A. and the lenders party thereto.

“Current Market Price” means the per share price of Common Stock on any date herein specified, in an amount equal to (i) for the purpose of any computation under this Agreement (except under Section 5.2), the Equity Value on such date divided by the number of shares of Common Stock then outstanding, or (ii) for the purposes of any computation under Section 5.2, the Quoted Price for such date or, if such date is not a Trading Day, for the next preceding Trading Day.

“Cut-Off Time” means 5:00 p.m., New York City time, on the day prior to the consummation of a Sale of the Company.

“Definitive Warrant Certificate” means a Warrant Certificate registered in the name of the Holder thereof that does not bear the Global Warrant Legend and that does not have a “Schedule of Decreases of Warrants” attached thereto.

“Depositary” means DTC and its successors as depositary hereunder.

“DTC” means The Depository Trust Company.

“Equity Value” means on any date of determination, the equity value of the Company determined as follows:

(1) if on such date the Common Stock is listed or admitted to trading on any U.S. national securities exchange or traded and quoted in the over-the-counter market in the United States, the product of (x) the average of the Quoted Prices for the 20 consecutive Trading Days ending on the Trading Day that is or next precedes the date in question and (y) the number of shares of Common Stock then outstanding; and

(2) if on such date the Common Stock is not listed or admitted to trading on any U.S. national securities exchange or traded and quoted in the over-the-counter market in the United States, the sum, as of the most recent Valuation Date, of:

(A) (x) with respect to the PDP Reserves, the Present Value of such reserves using a discount rate equal to 12%, (y) with respect to the PDNP Reserves, the Present Value of such reserves using a discount rate equal to 15% and (z) with respect to the PUD Reserves and Probable and Possible Reserves, the Present Value of such reserves using a discount rate equal to 20%, plus

(B) unrestricted cash on hand, plus

(C) the amount, if any, by which the aggregate value of the Company’s and its Subsidiaries’ current assets (determined in accordance with GAAP but excluding cash, cash equivalents and other current assets from risk management activities) (“Current Assets”) exceeds, without duplication, the aggregate value, determined in accordance with GAAP, of the sum of the Company’s and its Subsidiaries’ (i) current liabilities, (ii) guaranty obligations with respect to any current liabilities, (iii) the current portion of any long-term debt, (iv) the current liabilities plugging and abandonment obligations and (v) any other current liabilities from risk management activities (“Current Liabilities”), plus

(D) the positive mark-to-market value under the Company’s and its Subsidiaries commodity derivative agreements, less

(E) the amount, if any, by which the value of the Company’s and its Subsidiaries’ Current Liabilities exceeds the value of their Current Assets, less

(F) the book value of total long-term debt, and less

(G) the negative mark-to-market value (or obligations) under the Company’s and its Subsidiaries commodity derivative agreements

(such amount, the “Original Value”); provided, however, if any Holder believes in good faith that the Original Value is not an accurate reflection of the fair market equity value of the Common Stock as of such date of determination, and following good faith discussions such dispute or challenge cannot be settled among the Holders and the Company, then the Equity Value shall be determined by an appraiser jointly selected by such Holder or Holders and the Company. In the event the parties, acting in good faith, cannot mutually agree upon the selection of an appraiser within 15 Business Days of the dispute or challenge, each party shall appoint its appraiser and the Equity Value shall be equal to the average of the two fair market values determined by the two appraisers. Such third-party appraiser’s valuation or the average of the appraisers’ valuations, as the case may be (the “New Value”), if higher than the Original Value, shall be binding upon all parties absent demonstrable error.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case, as amended from time to time.

“Exercise Condition” means the condition that at any time following the Original Issue Date the Equity Value shall have been greater than the Minimum Equity Value.

“Exercise Date” has the meaning set forth in Section 3.2(f).

“Exercise Form” has the meaning set forth in Section 3.2(c).

“Exercise Period” means the period from and including the Original Issue Date to and including the Expiration Date.

“Exercise Price” means the exercise price of $0.001 per share of Common Stock, subject to adjustment as provided in Section 5.1.

“Expiration Date” means the earliest to occur of (i) the Scheduled Expiration Date, (ii) the Sale Date in the event a Sale of the Company occurs and (iii) a Winding Up.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Warrant Certificate” means a Warrant Certificate deposited with or on behalf of and registered in the name of the Depositary or its nominee, that bears the Global Warrant Legend and that has the “Schedule of Decreases of Warrants” attached thereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Global Warrant Legend” means the legend set forth in Section 2.4(a).

“Holder” means any Person in whose name at the time any Warrant, whether evidenced in book entry form or evidenced by a Warrant Certificate, is registered upon the Warrant Register and, when used with respect to any Book-Entry Warrant or Warrant Certificate, the Person in whose name the Warrants evidenced by the applicable Warrant Statement or Warrant Certificate is registered in the Warrant Register.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (excluding coal and timber), or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Company and its Subsidiaries.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom. Unless otherwise indicated herein, each reference to the term “Hydrocarbons” shall mean Hydrocarbons of the Company and its Subsidiaries.

“Initial Holders” has the meaning set forth in the recitals hereto.

“Initial Reserve Report” means the report prepared by a chief engineer of Lonestar, dated as of November 1, 2020, with respect to all Hydrocarbon Interests.

“Interim Redetermination” has the meaning set forth in the Credit Agreement.

“Management Incentive Plan” has the meaning set forth in the Plan.

“Minimum Equity Value” means $100 million.

“MIP Equity” has the meaning set forth in the Plan.

“Original Issue Date” means November 30, 2020, the date on which Warrants are originally issued under this Agreement.

“outstanding” when used with respect to any Warrants, means, as of the time of determination, all Warrants theretofore originally issued under this Agreement except (i) Warrants that have been exercised pursuant to Section 3.2(a), (ii) Warrants that have expired pursuant to Section 3.2(b) or Section 4 and (iii) Warrants that have otherwise been acquired by the Company; provided, however, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants held directly or beneficially by the Company or any Subsidiary or Affiliate of the Company or any of their respective employees shall be disregarded and deemed not to be outstanding.

“Payoff Documentation” means with respect to any payment or delivery of Transaction Consideration to any Holder under Section 5.1(i), the timely delivery by such Holder to the Warrant Agent of Warrant Certificates for any Warrants in respect of such payment or delivery (if such Warrants are certificated) and any other letters of transmittal and other customary documentation as may be reasonably requested by the Company and provided in any notice to such Holder, including such documentation as may be specified in the definitive documentation providing for a Sale of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, any other entity, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” has the meaning set forth in the recitals hereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“PDP Reserves” means the Hydrocarbon Interests designated as “proved developed producing” (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society of Petroleum Engineers, Inc. from time to time) in the most recently delivered Reserve Report.

“PDNP Reserves” means the Hydrocarbon Interests designated as “proved developed non-producing” (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society of Petroleum Engineers, Inc. from time to time) in the most recently delivered Reserve Report.

“Present Value” means, as of the most recent Valuation Date, the value of all Hydrocarbon Interests:

(1) calculated using Strip Prices for crude oil (WTI Cushing), for natural gas liquids (Mont Belvieu) and natural gas (Henry Hub), with such price held flat for each subsequent year, quoted on the New York Mercantile Exchange (or its successor) on such date of determination;

(2) discounted using a specified annual discount rate;

(3) as set forth in the Reserve Report as of such Valuation Date;

(4) in all cases, adjusted in good faith by the Company to give pro forma effect to all acquisitions, extensions, discoveries and other upward revisions and all dispositions, production and downward revisions, in each case, since the date of the applicable Reserve Report; and

(5) in any event, excluding the value of any well and/or location where Hydrocarbon Interests exist, if the Present Value thereof, calculated in accordance with the terms herein, would be equal to zero or a negative value.

“Probable and Possible Reserves” means the Hydrocarbon Interests designated as “probable” or “possible” (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society of Petroleum Engineers, Inc. from time to time) in the most recently delivered Reserve Report.

“Proved Reserves” means the Hydrocarbon Interests designated as “proved developed producing”, “proved developed non-producing”, proved undeveloped” (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society of Petroleum Engineers, Inc. from time to time) in the most recently delivered Reserve Report.

“PUD Reserves” means the Hydrocarbon Interests designated as “proved undeveloped” (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society of Petroleum Engineers, Inc. from time to time) in the most recently delivered Reserve Report.

“Quoted Price” means the volume-weighted average price on the principal U.S. national securities exchange on which the Common Stock is listed or admitted to trading for trading hours of the regular trading session (including any extensions thereof), determined without regard to pre-open or after-hours trading or any other trading outside of the trading hours of the regular trading session (including any extensions thereof) or, if shares of the Common Stock are not listed or admitted to trading on any U.S. national securities exchange, the average of the closing bid and asked prices in the over the counter market in the United States as furnished by any New York Stock Exchange member firm that shall be selected from time to time (or if such volume-weighted average price or the average of the closing bid and asked price is unavailable, the fair market value of one share of Common Stock on such Trading Day reasonably determined by a nationally recognized financial institution appointed by the Company for such purpose).

“Recipient” has the meaning set forth in Section 3.2(e).

“Reorganization Event” means (A) any recapitalization, reclassification, redenomination or other change to the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities); and (B) any consolidation, merger, amalgamation, combination or binding or statutory share exchange involving the Company; and, in each case, does not give rise to a Sale of the Company and as a result of which shares of Common Stock are converted into, or are exchanged for, or represent solely the right to receive Transaction Consideration.

“Required Warrant Holders” means Holders of Book-Entry Warrants and Warrant Certificates evidencing a majority of the then-outstanding Warrants.

“Reserve Report” means the Initial Reserve Report and each other report, in form and substance reasonably satisfactory to the Holders, setting forth, as of each Valuation Date, the oil and gas reserves attributable to the Hydrocarbons Interests, together with a projection of the rate of production and future net income, taxes, operating expenses, Present Value of Proved Reserves, and Probable and Possible Reserves (each discounted at the respective rates applicable in the definition of Equity Value) and capital expenditures with respect thereto as of such date.

“Sale Date” means the date on which a Sale of the Company is consummated.

“Sale of the Company” means any transaction or series of related transactions constituting any direct or indirect sale or other disposition (including, without limitation, by way of stock sale, merger, consolidation or similar transactions) of at least a majority of the equity securities of the Company or of all or substantially all of the consolidated assets or business of the Company and its Subsidiaries, taken as a whole.

“Scheduled Expiration Date” means November 30, 2023 (the third (3rd) anniversary of the Original Issue Date) or, if not a Business Day, then the next Business Day thereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Signature Guarantee” has the meaning set forth in Section 2.5.

“Strip Price” means, as of any date of determination, the forward month prices as of the first Business Day of the month in which such prices are determined for the most comparable hydrocarbon commodity applicable to such future production month for a ten-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full ten year period), with such prices escalated at 2% each year thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the New York Mercantile Exchange (or its successor) as of the determination date and (ii) as adjusted for any basis differential as of the date of determination.

“Subsidiaries” has the meaning set forth in recitals hereto.

“Trading Day” means a day on which trading in the Common Stock (or other applicable security) generally occurs on the principal exchange or market on which shares of the Common Stock (or other applicable security) are then listed or traded; provided that if shares of the Common Stock (or other applicable security) are not so listed or traded, “Trading Day” means a Business Day.

“Transaction Consideration” means, with respect to any transaction which is either a Sale of the Company or Reorganization Event, the cash, stock, shares or other securities or property, or any combination thereof, payable to each holder of Common Stock in exchange for, or upon conversion of, shares of Common Stock (or otherwise into which such shares of Common Stock are changed into) in such transaction; provided, that (a) no contingent or escrowed property shall be treated as part of Transaction Consideration unless and until such time as such property is actually paid to such holders of Common Stock (and any contingent rights with respect thereto shall be treated as valueless unless and until such payment occurs); and (b) in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the type and amount of consideration paid or payable to each holder shall be deemed, for purposes of this Agreement, to be the weighted average per share of the types and amounts of consideration received by all such holders in such transaction. For all purposes under this Agreement, the value of any Transaction Consideration shall be determined reasonably and in good faith by the Company, using where applicable the Current Market Price of any applicable securities received with respect to a share of Common Stock.

“Unit of Transaction Consideration” means, with respect to a Sale of the Company or Reorganization Event, the amount and kind of Transaction Consideration (including, without limitation, cash) that a holder of one (1) share of Common Stock would be entitled to receive on account of such Sale of the Company or Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property).

“Valuation Date” means each January 1, April 1, July 1 and October 1 during the Exercise Period.

“Warrant Agent” has the meaning set forth in the preamble hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants, substantially in the form set forth in Exhibit B attached hereto, which, for the avoidance of doubt, are either Global Warrant Certificates or Definitive Warrant Certificates.

“Warrant Register” means the register established by the Warrant Agent set forth in Section 2.3.

“Warrant Statement” means any statement issued by the Warrant Agent from time to time to a registered Holder of Book-Entry Warrants reflecting such book-entry position, substantially in the form of Exhibit A.

“Warrants” means those certain Tranche 1 warrants to purchase initially up to an aggregate of 555,555 shares of Common Stock at the Exercise Price, subject to adjustment pursuant to Section 5, issued hereunder.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Winding Up” has the meaning set forth in Section 4.

2. Warrant Certificates; Book-Entry Warrants.

2.1 Original Issuance of Warrants.

(a) On the Original Issue Date, the Company shall issue to each Initial Holder its pro-rata share of the Warrants under the Plan by (i) book-entry registration on the books of the Warrant Agent (the “Book-Entry Warrants”), registered in the names of the Initial Holders of such Warrants and, upon the Company’s written instruction to the Warrant Agent, evidenced by Warrant Statements issued to such Initial Holders and/or (ii) by delivery of one or more Definitive Warrant Certificates evidencing Warrants, which shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign (in manual or facsimile form) and deliver such Definitive Warrant Certificates for original issuance to the Initial Holders thereof; in each case, in accordance with the terms of this Agreement.

(b) Each Warrant Statement or Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Common Stock, subject to adjustment as provided in Section 5.

2.2 Form of Warrants.

(a) The Warrants shall initially be issued in book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A hereto, and/or Warrant Certificates in registered form by certificates substantially in the form set forth in Exhibit B hereto. The Warrant Statements and the Warrant Certificates shall be dated the date on which countersigned by the Warrant Agent, shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon (which do not impact the Warrant Agent’s rights, duties or immunities) as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

2.3 Execution and Delivery of Warrant Certificates and Book-Entry Warrants.

(a) Upon written order of the Company, the Warrant Agent shall (i) register in the Warrant Register the Book-Entry Warrants and (ii) upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign (either manually or by facsimile signature) each such Warrant Certificate. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as Warrant Certificates.

(b) The Company shall cause to be kept at the office or offices of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 2.4, Section 2.5 and Section 2.6 of this Agreement. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the registered Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

(c) The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates and Warrant Statements as required by Section 2.1 or by Section 2.3, Section 3.2(d), Section 6 or Section 8.

(d) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Appropriate Officer under corporate seal reproduced thereon and attested to by the Secretary of the Company, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned, either by manual or facsimile signature, by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement any such person was not such officer.

2.4 Global Warrant Certificates.

(a) Any Global Warrant Certificate shall bear the legend substantially in the form set forth in Exhibit B hereto (the “Global Warrant Legend”).

(b) So long as a Global Warrant Certificate is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to the Warrants evidenced by such Global Warrant Certificate held on their behalf by the Depositary or its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Warrants, and as the sole Holder of such Warrant Certificate, for all purposes. Accordingly, any such Agent Member’s beneficial interest in such Warrants will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility or liability with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(c) Any holder of a beneficial interest in Warrants evidenced by a Global Warrant Certificate registered in the name of the Depositary or its nominee shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in the Warrants evidenced by such Global Warrant Certificate may be effected only through a book-entry system maintained by the Depositary as the Holder of such Global Warrant Certificate (or its agent), and that ownership of a beneficial interest in Warrants evidenced thereby shall be reflected solely in such book-entry form.

(d) Transfers of a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Depositary, its successors, and their respective nominees except as set forth in Section 2.4(e). Interests of beneficial owners in a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be transferred in accordance with the Applicable Procedures of the Depositary.

(e) A Global Warrant Certificate registered in the name of the Depositary or its nominee shall be exchanged for Definitive Warrant Certificates only if the Depositary (i) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, each Global Warrant Certificate registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation in accordance with Section 3.6, and the Company shall execute, and the Warrant Agent shall countersign and deliver, upon the Company’s written instruction, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant

Certificate, Definitive Warrant Certificates evidencing, in the aggregate, the number of Warrants theretofore represented by such Global Warrant Certificate with respect to such beneficial owner’s respective beneficial interest. Any Definitive Warrant Certificate delivered in exchange for an interest in a Global Warrant Certificate pursuant to this Section 2.4(e) shall not bear the Global Warrant Legend. Interests in any Global Warrant Certificate may not be exchanged for Definitive Warrant Certificates other than as provided in this Section 2.4(e).

(f) The holder of a Global Warrant Certificate registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder of a Warrant Certificate is entitled to take under this Agreement or such Global Warrant Certificate.

(g) Each Global Warrant Certificate will evidence such of the outstanding Warrants as will be specified therein and each shall provide that it evidences the aggregate number of outstanding Warrants from time to time endorsed thereon and that the aggregate number of outstanding Warrants evidenced thereby may from time to time be reduced, to reflect exercises or expirations. Any endorsement of a Global Warrant Certificate to reflect the amount of any decrease in the aggregate number of outstanding Warrants evidenced thereby will be made by the Warrant Agent (i) in the case of an exercise, in accordance with the Applicable Procedures as required by Section 3.2(c) or (ii) in the case of an expiration, in accordance with Section 3.2(b).

(h) The Company initially appoints DTC to act as Depositary with respect to any Global Warrant Certificates.

(i) Every Warrant Certificate authenticated and delivered in exchange for, or in lieu of, a Global Warrant Certificate or any portion thereof, pursuant to this Section 2.4 or Section 8 or Section 10, shall be authenticated and delivered in the form of, and shall be, a Global Warrant Certificate, and a Global Warrant Certificate may not be exchanged for a Definitive Warrant Certificate, in each case, other than as provided in Section 2.4(e). Whenever any provision herein refers to issuance by the Company and countersignature and delivery by the Warrant Agent of a new Warrant Certificate in exchange for the portion of a surrendered Warrant Certificate that has not been exercised, in lieu of the surrender of any Global Warrant Certificate and the issuance, countersignature and delivery of a new Global Warrant Certificate in exchange therefor, the Warrant Agent, on the Company’s written instruction, may endorse such Global Warrant Certificate to reflect a reduction in the number of Warrants evidenced thereby in the amount of Warrants so evidenced that have been so exercised.

(j) Beneficial interests in any Global Warrant Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Warrant Certificate in accordance with the Applicable Procedures.

(k) At such time as all Warrants evidenced by a particular Global Warrant Certificate have been exercised or expired in whole and not in part, such Global Warrant Certificate shall, if not in custody of the Warrant Agent, be surrendered to or retained by the Warrant Agent for cancellation in accordance with Section 3.6.

2.5 Transfer and Exchange of Warrants represented by Definitive Warrant Certificates or Book-Entry Warrants. When Warrants represented by Definitive Warrant Certificates or Book-Entry Warrants are presented to the Warrant Agent with a written request (i) to register the transfer of the Warrants; or (ii) to exchange such Warrants for an equal number of Warrants represented by Definitive Warrant Certificates or Book-Entry Warrants of other authorized denominations, then the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, properly completed and duly executed by the registered Holder thereof or by his attorney, duly authorized in writing and accompanied by a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”).

2.6 Restrictions on Exchange or Transfer of a Book-Entry Warrant or a Warrant Represented by a Definitive Warrant Certificate for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant or a Warrant Represented by a Definitive Warrant Certificate may not be exchanged for a beneficial interest in a Global Warrant Certificate unless the Warrants are eligible to be cleared or settled in DTC. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant or a Warrant represented by a Definitive Warrant Certificate, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, then the Warrant Agent shall cancel such Book-Entry Warrant or Warrants represented by Definitive Warrant Certificates on the Warrant Register, increase accordingly the number of Warrants on the Warrant Register registered in the name of the registered owner of the Global Warrant Certificate and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificate is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

3. Exercise and Expiration of Warrants.

3.1 Right to Acquire Common Stock Upon Exercise. Each duly issued Warrant shall entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one share of Common Stock at the Exercise Price, subject to adjustment as provided in this Agreement. The Exercise Price, and the number of shares of Common Stock to be issued upon exercise of each Warrant, shall be adjusted from time to time as required by Section 5.1.

3.2 Exercise and Expiration of Warrants.

(a) Exercise of Warrants. Subject to the terms and conditions set forth herein and satisfaction of the Exercise Condition, a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day from and after the Original Issue Date until 5:00 p.m., New York time, on the Expiration Date, for the shares of Common Stock obtainable thereunder.

(b) Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of 5:00 p.m., New York time, on the Expiration Date. No further action of any Person (including by, or on behalf of, any Holder, the Company, or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(b).

(c) Method of Exercise. In order for a Holder to exercise all or any of the Warrants held by such Holder, the Holder thereof must (i) (x) in the case of a Global Warrant Certificate, deliver to the Warrant Agent an exercise form for the election to exercise such Warrants substantially in the form set forth in Exhibit B hereto (an “Exercise Form”), setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof and deliver such Warrants by book-entry transfer through the facilities of the Depositary to the Warrant Agent in accordance with the Applicable Procedures and otherwise comply with the Applicable Procedures in respect of the exercise of such Warrants, (y) in the case of a Definitive Warrant Certificate, at the Corporate Agency Office, (I) deliver to the Warrant Agent an Exercise Form, setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof as well as any such other information the Warrant Agent may reasonably require, and (II) surrender to the Warrant Agent the Definitive Warrant Certificate evidencing such Warrants and or (z) in the case of a Book-Entry Warrant, at the Corporate Agency Office, deliver to the Warrant Agent an Exercise Form, setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof as well as any such other information the Warrant Agent may reasonably require; and (ii) pay to the Warrant Agent an amount equal to (x) all taxes and charges required to be paid by the Holder, if any, pursuant to Section 3.4 prior to, or concurrently with, exercise of such Warrants and (y) except in the case of a Cashless Exercise, the aggregate of the Exercise Price in respect of each share of Common Stock into which such Warrants are exercisable.

(d) Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, (i) in the case of exercise of Warrants evidenced by a Global Warrant Certificate, the Warrant Agent shall cause the custodian of DTC to endorse the “Schedule of Decreases of Warrants” attached to such Global Warrant Certificate to reflect the Warrants being exercised, (ii) in the case of exercise of Warrants evidenced by a Definitive Warrant Certificate, such Definitive Warrant Certificate shall be surrendered and a new Definitive Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company, and (iii) in the case of Book-Entry Warrants, the Warrant Agent shall adjust such Holder’s Warrant Statement to reflect the Warrants being exercised. The Warrant Agent shall countersign any new Definitive Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Holder, and shall deliver a new Warrant Statement or Definitive Warrant Certificate to the Person or Persons in whose name such Warrants are is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Definitive Warrant Certificates duly executed on behalf of the Company for such purpose.

(e) Issuance of Common Stock. Upon due exercise of Warrants evidenced by any Warrant Statement or Warrant Certificate in conformity with the foregoing provisions of Section 3.2(c), the Warrant Agent shall, when actions specified in Section 3.2(c)(i) have been effected and any payment specified in Section 3.2(c)(ii) is received (as promptly confirmed in writing by the Company), shall deliver to the Company the Exercise Form received pursuant to Section 3.2(c)(i), deliver or deposit all funds received in accordance with Section 3.3. The Company shall thereupon, as promptly as practicable, and in any event within two (2) Business Days after the Exercise Date referred to below, (i) determine the number of shares of Common Stock issuable pursuant to exercise of such Warrants pursuant to Section 3.8 or, if Cashless Exercise applies, Section 3.7 and (ii) (x) in the case of exercise of Warrants evidenced by a Global Warrant Certificate, deliver or cause to be delivered to the Recipient (as defined below) in accordance with the Applicable Procedures shares of Common Stock in book-entry form to be so held through the facilities of DTC in an amount equal to, or, if the shares of Common Stock may not then be held in book-entry form through the facilities of DTC, shares of Common Stock in book entry form in an amount equal to, or duly executed certificates representing, or (y) in the case of exercise of Warrants evidenced by Warrant Statements or Definitive Warrant Certificates, execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) shares of Common Stock in book entry form in an amount equal to, or a certificate or certificates representing, in case of (x) and (y), the aggregate number of shares of Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised), as so determined, together with an amount in cash in lieu of any fractional share(s), if the Company so elects pursuant to Section 5.2. The shares of Common Stock in book-entry form or certificate or certificates representing shares of Common Stock so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the applicable Exercise Form and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to Section 3.4, such other Person as shall be designated by the Holder in such Exercise Form (the Holder or such other Person being referred to herein as the “Recipient”).

(f) Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which each of the requirements for exercise of such Warrant specified in Section 3.2(c) has been duly satisfied (the “Exercise Date”). At such time, shares of Common Stock in book-entry form or the certificates for the shares of Common Stock issuable upon such exercise as provided in Section 3.2(e) shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such shares of Common Stock.

3.3 Application of Funds upon Exercise of Warrants. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services (the “Funds”) shall be held by Computershare, as agent for the Company, and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer

Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party. Computershare shall forward funds received for warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company.

3.4 Payment of Taxes. The Company shall pay any and all taxes (other than income or withholding taxes) that may be payable in respect of the issue or delivery of Common Stock on exercise of Warrants pursuant hereto. The Company or the Warrant Agent shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of Common Stock in book-entry form or any certificates for Common Stock or payment of cash or other property to any Recipient (other than, in the case of the Company, the Holder of the exercised Warrants), and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any share of Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company’s or Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid.

3.5 Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any Governmental Authority, and all distributions, including deemed distributions, pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision to the contrary, the Company and the Warrant Agent will be authorized to (i) take any actions that may be reasonably necessary or appropriate to comply with such withholding and reporting requirements, (ii) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (iii) liquidate a portion of any non-cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes or (iv) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Holders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) and/or requiring Holders to pay the withholding tax amount to the Company in cash as a condition of receiving the benefit of any antidilution adjustment pursuant to Section 5.

3.6 Cancellation of Warrant Certificates. Any Definitive Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent. All Warrant Certificates surrendered or delivered to or received by the Warrant Agent for cancellation pursuant to this Section 3.6 or Section 2.4(e) or Section 2.4(k) shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. At the Company’s expense, the Warrant Agent shall destroy any such cancelled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct in writing.

3.7 Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, on the Exercise Date of a Cashless Exercise, the Cashless Exercise Current Market Price of one share of Common Stock is greater than the applicable Exercise Price on the Exercise Date, then, in lieu of paying to the Company the applicable Exercise Price by wire transfer in immediately available funds, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of the Warrants or any portion thereof being exercised (such portion, the “Cashless Exercise Warrants” with respect to such date) by (i) in the case of Warrants evidenced by a Global Warrant Certificate, providing notice to the Warrant Agent pursuant to the Applicable Procedures and the Exercise Form; or (ii) in the case of Warrants evidenced by a Warrant Statement or a Definitive Warrant Certificate, providing notice pursuant to the Exercise Form, in the case of (i) or (ii), that the Holder desires to effect a “cashless exercise” (a “Cashless Exercise”) with respect to the Cashless Exercise Warrants, in which event the Company shall issue to the Holder a number of shares of Common Stock with respect to Cashless Exercise Warrants computed using the following formula (it being understood that any portion of the Warrants being exercised on such date that are not Cashless Exercise Warrants will not be affected by this calculation):

X = (Y (A-B)) ÷ A

Where X =	the number of shares of Common Stock to be issued to the Holder in respect of the Cashless Exercise Warrants

Y =	the number of shares of Common Stock purchasable under the Cashless Exercise Warrants being exercised by the Holder (on the Exercise Date)

A =	the applicable Cashless Exercise Current Market Price of one share of Common Stock (on the Exercise Date)

B =	the applicable Exercise Price (as adjusted through and including the Exercise Date).

The Company shall calculate and transmit to the Warrant Agent the number of shares of Common Stock to be issued on such Cashless Exercise, and the Warrant Agent shall have no obligation under this Agreement to calculate, confirm or verify such amount.

3.8 Shares Issuable. The number of shares of Common Stock “obtainable upon exercise” of Warrants at any time shall be the number of shares of Common Stock into which such Warrants are then exercisable. The Company will confirm the number of shares issuable if so requested by the Warrant Agent. The number of shares of Common Stock “into which each Warrant is exercisable” shall be one share of Common Stock, subject to adjustment as provided in Section 5.1.

3.9 Cost Basis Information.

(a) In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares at the time of such exercise in accordance with instructions by the Company. If the Company does not provide such cost basis information to the Warrant Agent, as outlined above, then the Warrant Agent will treat those shares issued hereunder as uncovered securities or the equivalent, and each holder of such shares will need to obtain such cost basis information from the Company.

(b) In the event of a cashless exercise, the Company shall provide cost basis for shares issued pursuant to a cashless exercise at the time the Company provides the cashless exercise to the Warrant Agent pursuant to Section 3.7 hereof.

3.10 Redemption. Notwithstanding any provisions hereof to the contrary, once a Holder exercises any Warrants and becomes a stockholder of the Common Stock in accordance with the terms herein, in the event such stockholder determines in its sole discretion that (i) the holding of any Common Stock would be unlawful or a breach of any applicable laws, whether U.S. or foreign, or (ii) there has been, is, or could be, an act, matter, event or circumstance related to the Company that results in or could result in damage to the reputation of the stockholder or any of its Affiliates, upon prior written notice to the Company, the stockholder shall have the right to: (x) sell or assign all or any Common Stock it holds to a Person on such terms (including as to price) as determined by the stockholder; or (y) require the Company to repurchase all or any Common Stock it holds for an aggregate purchase price of $1.00.

4. Dissolution, Liquidation or Winding up.

Other than a Sale of the Company, if, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up (a “Winding Up”) of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders in the manner provided in Section 11.1(b) prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date as of which the holders of record of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date, if the Exercise Condition is satisfied, each Holder of Warrants shall receive the securities, money or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the shares of Common Stock into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Exercise Price) and the rights to exercise the Warrants shall terminate.

Other than a Sale of the Company, in case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall deposit with the Warrant Agent any funds or other property which the Holders are entitled to receive pursuant to the above paragraph, together with a Company Order as to the distribution thereof. After receipt of such deposit from the Company and after receipt of surrendered Book-Entry Warrants or Warrant Certificates evidencing Warrants, and any such other information as the Warrant Agent may reasonably require, subject to such Company Order, the Warrant Agent shall make payment in appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Book-Entry Warrant or Warrant Certificate. The Warrant Agent shall not be required to pay interest on any money deposited pursuant to the provisions of this Section 4. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Section 4 shall be, and are hereby, assigned, transferred and set over to the

Warrant Agent in accordance with Section 3.3 hereof; provided, that, moneys, securities or other property need not be segregated from other funds, securities or other property held by the Warrant Agent except to the extent required by law.

5. Adjustments.

5.1 Adjustments. In order to prevent dilution of the rights granted under the Warrants and to grant the Holders certain additional rights, the Exercise Price shall be subject to adjustment from time to time only as specifically provided in this Section 5.1 (the “Adjustment Events”) and the number of shares of Common Stock issuable upon exercise of Warrants shall be subject to adjustment from time to time only as specifically provided in this Section 5.1.

All adjustments made to the Exercise Price pursuant to this Section 5.1 shall be calculated to the nearest one-ten thousandth of a cent ($0.000001), and all adjustments made to the Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 5.1 shall be calculated to the nearest one-ten thousandth of a Warrant Share (0.000001). Except as described in this Section 5.1, the Company will not adjust the Exercise Price and the number of Warrant Shares for which the Warrants are exercisable.

(a) Adjustment to Exercise Price. Upon any adjustment to the number of Warrant Shares for which each Warrant is exercisable pursuant to Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(e), the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of Warrant Shares for which each Warrant was exercisable immediately prior to such adjustment by (ii) the maximum number of Warrant Shares for which each Warrant is exercisable immediately after such adjustment.

(b) Stock Dividend or Stock Split. If the Company issues shares of Common Stock as a dividend or distribution on Common Stock, or effects a subdivision or stock split or stock combination or reverse split, or shall increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then in each case, the number of Warrant Shares for which each Warrant is exercisable will be adjusted based on the following formula:

NS' = NS0 x	OS'
OS0

where,

NS'	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately after such event

NS0	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately prior to such event

OS'	=	the number of shares of Common Stock outstanding immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution on the effective date of such subdivision or share split. The Company will not pay any dividend or make any distribution on Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 5.1(b) is declared but not so paid or made, the number of shares of Common Stock for which each Warrant is exercisable shall again be adjusted to the number of shares of Common Stock for which each Warrant is exercisable that would then be in effect if such dividend or distribution had not been declared.

(c) Rights or Warrants. If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them to subscribe for or purchase shares of Common Stock, subject to the last paragraph of this Section 5.1(c), at a price per share less than the Current Market Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the number of Warrant Shares for which each Warrant is exercisable will be adjusted based on the following formula:

NS' = NS0 x	OS0 + X
OS0 + Y

where,

NS'	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately after such event

NS0	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately prior to such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights (or warrants)

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights (or warrants) divided by the Current Market Price per share of Common Stock as of the record date.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such rights or warrants. The Company shall not issue any such rights, options or warrants in respect of Common

Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the number of Warrant Shares for which the Warrants are exercisable shall be readjusted to the number of Warrant Shares for which the Warrants are exercisable that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the number of Warrant Shares for which the Warrants are exercisable shall again be adjusted to be the number of Warrant Shares for which each Warrant is exercisable that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. No adjustment shall be made pursuant to this Section 5.1(c) which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of the Warrants.

In the event that the Company issues rights pursuant to a stockholder rights plan, no adjustment shall be required under this Section 5.1(c) until the time such rights become exercisable.

In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined reasonably and in good faith by the Board of Directors.

(d) Other Distributions. If the Company fixes a record date for the making of any distribution of stock, other securities, evidences of indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:

(i) dividends or distributions and rights or warrants referred to in Sections 5.1(b) or 5.1(c);

(ii) dividends or distributions paid exclusively in cash referred to in Section 5.1(e); and

(iii) any Transaction Consideration in a Reorganization Event (for which Sections 5.1(i)(A) and (B) apply) or a Sale of the Company (for which Section 5.1(i)(C) applies),

then the number of Warrant Shares for which each Warrant is exercisable will be adjusted based on the following formula:

NS' = NS0 x	SP0
SP0 - FMV

where,

	NS'	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately after such distribution

NS0	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately prior to such distribution

SP0	=	the Current Market Price per share of Common Stock

FMV	=	the fair market value (as determined reasonably and in good faith by the Company) of the shares, other securities, evidences of indebtedness, assets or property distributed with respect to each issued and outstanding share of Common Stock on the record date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution. Such adjustment shall be made successively whenever such a record date is fixed with respect to a subsequent event. To the extent such distribution is not so paid or made, the number of Warrant Shares will be readjusted to the number that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

In the event the Company makes a distribution of rights pursuant to a stockholder rights plan, no adjustment shall be required under this Section 5.1(d) until the time such rights become exercisable.

With respect to an adjustment pursuant to this Section 5.1(d) where there has been a payment of a dividend or other distribution on the Common Stock or shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit listed on a national securities exchange (a “Spin-Off”), the number of Warrant Shares for which each Warrant is exercisable in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

NS' = NS0 x	FMV0 + MP0
MP0

where,

NS'	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately after such distribution

NS0	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately prior to such distribution

FMV0	=	the product of (1) the average of the Quoted Prices of one unit of such capital stock, share capital or similar equity interest over the first ten consecutive Trading Day period after the effective date of the Spin-Off and (2) the number of units of such capital stock, share capital or equity interests distributed per share of Common Stock.

MP0	=	the average of the Quoted Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth consecutive Trading Day from, and including, the effective date of the Spin-Off. No adjustment shall be made pursuant to this Section 5.1(d) which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant. To the extent such distribution is not so paid or made, the number of Warrant Shares will be readjusted to the number that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(e) Cash Dividend. If the Company makes any cash dividend (excluding any cash distributions in connection with the Company’s liquidation, dissolution or winding up) or any Transaction Consideration in a Reorganization Event or distribution during any quarterly fiscal period to all or substantially all holders of Common Stock, the number of Warrant Shares for which each Warrant is exercisable will be adjusted based on the following formula:

NS' = NS0 x	SP0
SP0 - C

where,

NS'	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately after the record date for such distribution

NS0	=	the number of Warrant Shares for which each Warrant is exercisable in effect immediately prior to the record date for such distribution

SP0	=	the Current Market Price per share of Common Stock ending on the last Trading Day immediately preceding the first date on which the Common Stock trade regular way without the right to receive such distribution

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after the close of business, on the date for the determination of stockholders entitled to receive such cash dividend. No adjustment shall be made pursuant to this Section 5.1(e) which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of the Warrants. To the extent such distribution is not so paid or made, the number of Warrant Shares will be readjusted to the number that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(f) No Adjustment if Participating. Notwithstanding the foregoing provisions of this Section 5.1, no adjustment shall be made hereunder, nor shall an adjustment be made to the ability of a Holder to exercise, for any distribution described herein if the Holder will otherwise participate in the distribution with respect to its Warrant Shares without exercise of the Warrants (without giving effect to any separate exercise of preemptive rights).

(g) When Adjustments Are to be Made. The adjustments required by this Section 5.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Exercise Price or the shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment by at least 1.0%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5.1 and not previously made, would result in such minimum adjustment.

(h) Adjustment Event. In any case in which this Section 5.1 provides that an adjustment shall become effective immediately after (i) a record date or record date for an event, (ii) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to this Section 5.1 or (iii) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to this Section 5.1 (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5.2. For purposes of this Section 5.1(h), the term “Adjustment Event” shall mean:

(A) in any case referred to in clause (i) hereof, the occurrence of such event,

(B) in any case referred to in clause (ii) hereof, the date any such dividend or distribution is paid or made, and

(C) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants.

(i) Adjustments for Reorganization Events; Effect of Sale of the Company.

(A) In case, after the date hereof, a Reorganization Event shall occur while any Warrants remain outstanding and unexpired, then, subject to Section 5.1(i)(C), proper provision shall be made (including the Company obtaining the agreement of any surviving entity in such transaction to assume the obligations of this section) so that, upon the basis and terms and in the manner provided in this Agreement, the Holders, upon the exercise of the Warrants any time after the consummation of such transaction and prior to the Expiration Date, shall be entitled to receive (upon payment of the aggregate Exercise Price for each Warrant Share otherwise issuable upon such exercise) a Unit of Transaction Consideration, subject to adjustments (subsequent to such consummation) as nearly equivalent as practicable to the adjustments provided for in Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(e) above; provided, further, that the Board of Directors of the Company may in good faith decide to reduce the cash portion of a Unit of Transaction Consideration payable to such Holder in respect of each of its Warrants upon exercise thereof if and to the extent the Company reduces the Exercise Price payable by such Holder in respect of each such Warrant by an amount equal to such portion.

(B) In connection with any Reorganization Event prior to the Expiration Date, the Company shall make appropriate provision to ensure that the Holders shall have the right to receive, upon consummation of such transaction and thereafter upon exercise of any convertible securities so received, as applicable, such property as may be required pursuant to Section 5.1 hereof, and to the extent such property includes convertible securities, the Company shall provide for adjustments substantially equivalent to the adjustments provided for in Section 5.1 hereof.

(C) In connection with a Sale of the Company while any Warrants remain outstanding and unexpired,

(i) if the aggregate Transaction Consideration payable in connection with such Sale of the Company is less than the Minimum Equity Value, then any outstanding Warrants shall be cancelled and extinguished for no consideration on the Sale Date; and

(ii) if the aggregate Transaction Consideration payable in connection with such Sale of the Company is equal to or greater than the Minimum Equity Value, then upon consummation of such Sale of the Company, without any further action required by the Company, any Holder, or any other Person, the Company shall acquire (or cause the purchaser or surviving company in such Sale of the Company, as applicable, to acquire) on the Sale Date each outstanding Warrant that has not been exercised as of the Cut-Off Time for a Unit of Transaction Consideration; provided that with respect to shares of common stock (or other comparable common equity interests or depositary receipts therefor) that each applicable Holder received in the Sale of the Company, any definitive documents executed by the Company shall provide for customary protections, including, without limitation, the registration rights.

(j) Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of any of shares of the Common Stock into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Exercise Price.

(k) Optional Tax Adjustment. The Company may at its option, at any time during the term of the Warrants, increase the number of shares of Common Stock into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(e) as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of shares or share rights shall not be taxable to the recipients.

(l) Warrants Deemed Exercisable. For purposes solely of this Section 5, the number of shares of Common Stock which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time.

(m) Number of Shares Outstanding. For purposes of this Section 5.1, the number of shares of Common Stock outstanding at any time shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

(n) Successive Adjustments. Successive adjustments in the Exercise Price and the number of shares of Common Stock for which the Warrants are exercisable shall be made, without duplication, whenever any event specified in this Section 5.1 shall occur.

(o) Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of shares of Common Stock into which a Warrant is exercisable pursuant to this Section 5.1, the Company at its expense shall promptly:

(i) compute such adjustment in accordance with the terms hereof;

(ii) deliver to all Holders (in accordance with Section 11.1(b) and Section 11.2) and the Warrant Agent a certificate of the principal financial officer of the Company setting forth the Exercise Price and the number of shares of Common Stock into which each Warrant is exercisable after such adjustment, setting forth a brief, detailed statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the Current Market Price of the Common Stock) and including the form and requirements for any applicable Payoff Documentation and any applicable Cut-Off Time. As provided in Section 10, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time at the Corporate Agency Office to any Holder desiring an inspection thereof during reasonable business hours. The Company hereby agrees that it will provide the Holders and the Warrant Agent with reasonable notice of any Adjustment Event set forth in this Section 5.1. The Company further agrees that it will provide to the Holders and Warrant Agent with any new or amended exercise terms. The Warrant Agent shall have no obligation under any Section of this Agreement to determine, confirm or verfy whether an Adjustment Event has occurred or to calculate any of the adjustments set forth herein.

(p) Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

5.2 Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional share of Common Stock, but may, in lieu of issuing any fractional shares make an adjustment therefore in cash on the basis of the Current Market Price per share of Common Stock on the date of such exercise. The number of Warrant Shares (and any fractional shares) shall be calculated on the aggregate number of Warrants exercised. If Book-Entry Warrants or Warrant Certificates evidencing more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Holders, by their acceptance of the Book-Entry Warrants or Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a share certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof.

5.3 No Adjustments. No adjustment to the Exercise Price or the number of Warrant Shares for which the Warrants are exercisable need be made upon the issuance of any MIP Equity pursuant to the Management Incentive Plan.

5.4 Adjustment of Prices. Whenever any provision of this Warrant Agreement requires a calculation of a price over a span of multiple days (including, without limitation, a Current Market Price, a Cashless Exercise Current Market Price or Quoted Price) the Company shall make appropriate adjustments to each to account for any adjustment to the Exercise Price that becomes effective, or any event requiring an adjustment to the Exercise Price where the record date, effective date or expiration date of the event occurs, at any time during the period when such price is to be calculated. Further, and without limiting the foregoing, in the event of a Cashless Exercise following an adjustment to the Exercise Price where the Cashless Exercise Current Market Price spans any day prior to the effectiveness of such adjustment, the Company shall make appropriate adjustments to the Cashless Exercise Current Market Price to take into account such adjustment.

6. Loss or Mutilation.

If any mutilated, lost, stolen or destroyed Warrant Certificate is surrendered to the Warrant Agent (i) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Holder and a request thereby for a new replacement Warrant Certificate, and (B) such open penalty surety bond and/or indemnity bond as may be required by the Company or the Warrant Agent to save each of the Company and the Warrant Agent and any agent of either of them harmless, (ii) such other reasonable requirements as may be imposed by the Company or Warrant Agent as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code or bona fide purchaser, and (iii) at the Company’s or the Warrant Agent’s request, reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the Holder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefore or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such Holder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2(c)(i)(y)(II) to have been surrendered for exercise on the date the conditions specified in clauses (A) or (B) of the preceding sentence were first satisfied. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.

Upon the issuance of any new Warrant Certificate under this Section 6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable and documented fees and expenses of the Warrant Agent) in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

7. Reservation and Authorization of Common Stock.

The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued shares, shares of Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of shares of Common Stock and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants for cash. The Company further covenants that it shall, from time to time, take all steps necessary to increase its number of authorized shares to such number of shares as shall be sufficient to deliver all shares of Common Stock deliverable upon exercise in full of all outstanding Warrants, if at any time the authorized but unissued number of shares of Common Stock would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer and will be free from (i) any and all security interests created by or imposed upon the Company and (ii) all taxes, liens and charges in respect of the issue thereof (other than income or withholding taxes or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein or in connection with a Cashless Exercise). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any U.S. national securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that all shares of Common Stock will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the shares of Common Stock are then listed. The Company covenants that the share certificates issued to evidence any shares of Common Stock issued upon exercise of Warrants, if any, will comply with any applicable law.

The Company hereby authorizes and directs its current and future transfer agents for the shares of Common Stock at all times to reserve share certificates for such number of authorized shares, to the extent as, and if, required. The Company will supply such transfer agents with duly executed share certificates for such purposes, to the extent as, and if, required.

The Company hereby represents and warrants to the Holders that the issuance of the Warrants and the issuance of shares of Common Stock upon exercise thereof in accordance with the terms hereof will not constitute a breach of, or a default under, any other material agreements to which the Company is a party on the date hereof.

8. Warrant Transfer Books.

The Warrant Agent will maintain an office or offices (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is 150 Royall Street, Canton, MA 02021 on the Original Issue Date. The Warrant Agent will give prompt written notice to all Holders of Warrant Certificates of any change in the location of such office.

The Warrants shall be issued in registered form only. The Company shall cause to be kept at the Corporate Agency Office a Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrants and of transfers or exchanges of Warrants as herein provided, in each case whether in the form of Book Entry Warrants or Warrant Certificates.

Upon surrender for registration of transfer of any Warrant Certificate at the Corporate Agency Office, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates, as applicable, evidencing a like aggregate number of Warrants in accordance with the terms of this Agreement.

At the option of the Holder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange.

All Book-Entry Warrants and Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Book-Entry Warrants or Warrant Certificates surrendered for such registration of transfer or exchange.

Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be: (i) duly endorsed and containing a Signature Guarantee, or (ii) be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing, also containing a Signature Guarantee. Further, to effect such transfer or exchange, all other necessary information or documentation shall be provided as the Warrant Agent may reasonably request.

No service charge shall be made for any registration of transfer or exchange of Warrants; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

The Warrant Agent shall, upon request and at the expense of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the shares of Common Stock as the Company may reasonably request. The Warrant Agent shall, upon reasonable advance notice, also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may reasonably request, such books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

The Warrant Agent shall keep copies of this Agreement and any notices given to Holders hereunder available for inspection, upon reasonable advance notice, by the Holders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

9. Warrant Holders.

9.1 No Rights as Stockholders until Exercise.

(a) Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of holding any Book-Entry Warrant or Warrant Certificate evidencing any Warrant, the right to be deemed a holder of Common Stock for any purpose or to exercise any rights whatsoever as a holder of Common Stock, including, without limitation, the right to vote, to receive dividends or distributions, to receive subscription rights, to exercise appraisal rights or otherwise, or to receive notice of, or attend, meetings or any other proceedings of the holders of Common Stock, unless and until the exercise of the Warrants hereof and the date the Warrant Shares are required to be delivered hereunder.

(b) Prior to the exercise hereof of the Warrants and the date the Warrant Shares are required to be delivered hereunder, subject to the terms in the Plan, the consent of any Holder of a Book-Entry Warrant or a Warrant Certificate shall not be required with respect to any action or proceeding of the Company.

9.2 Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders of the Book-Entry Warrants and the Warrant Certificates, and any Holder of any Book-Entry Warrant or Warrant Certificate, without the consent of the Warrant Agent or the Holder of any other Book-Entry Warrant or Warrant Certificate, may, in such Holder’s own behalf and for such Holder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise such Holder’s Warrants in the manner provided in this Agreement.

9.3 Treatment of Holders of Warrant Certificates. Every Holder, by virtue of accepting a Warrant Certificate, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

10. Concerning the Warrant Agent. Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.8 shall survive the expiration of the Warrants and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

10.1 Rights and Duties of the Warrant Agent.

(a) The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions (and no implied terms or conditions) set forth in this Agreement, in the Warrant Statements and in the Warrant Certificates, by all of which the Company and the Holders of Book-Entry Warrants and Warrant Certificates, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Statements and Warrant Certificates are subject to and governed by this Agreement. The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants or any other Person.

(b) The Warrant Agent shall not, by countersigning Warrant Statements, Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Statements and the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock, shares or other securities or other property deliverable upon exercise of any Warrant, (iv) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives; or (v) any of the statements of act or recitals contained in this Warrant Agreement, Warrant Statement or Warrant

Certificate. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 5 hereof with respect to the kind and amount of stock, shares or other securities or any property issuable to Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any share of Common Stock or share certificates or other securities or property upon the surrender of any Book-Entry Warrant or Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 5 hereof or to comply with any of the covenants of the Company contained in Section 5 hereof.

(c) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Statements or Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(d) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company or any other Person.

(e) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(f) The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it absent gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder. It is understood, for the avoidance of doubt, that the taking (or refraining) of any action by the Warrant Agent in reliance of any such written instructions by the Company shall not, in and of itself, be deemed to constitute gross negligence, willful misconduct, fraud or bad faith.

(g) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(h) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Warrant Agreement, including without limitation obligations under applicable regulation or law.

(i) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(j) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(k) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(l) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Book-Entry Warrant, Warrant Certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(m) Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board of Directors, the Chief Executive Officer, the principal operating officer, the principal financial officer, any Vice President or the Secretary (including the officers or persons with equivalent responsibilities) of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement, and will not be liable and shall be held harmless for such reliance, and shall not be held liable in connection with any delay in receiving such statement.

(n) The Warrant Agent shall have no responsibility to the Company, any Holders of Warrants or any holders of Common Stock for interest or earnings on any moneys held by the Warrant Agent pursuant to this Agreement.

(o) The Warrant Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent, unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 11.1 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.

10.2 Limitation of Liability.

(a) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction). Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursed or reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Neither party to this Agreement shall be liable to the other party for any consequential, punitive, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(b) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant. The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 5 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and non-assessable.

10.3 Indemnification.

(a) The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable and documented fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, the Warrant Agent’s own gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

(b) Instructions. From time to time, the Company may provide the Warrant Agent with instructions, by Company Order or otherwise, concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Warrant Agreement. Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken, suffered or omitted to be taken by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel.

10.4 Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it absent gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in accordance with the opinion or advice of such counsel.

10.5 Compensation and Reimbursement. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Warrant Agent, to reimburse the Warrant Agent for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.

10.6 Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. Nothing herein shall preclude the Warrant Agent or any Countersigning Agent from acting in any other capacity for the Company or for any other legal entity.

10.7 Resignation and Removal; Appointment of Successor.

(a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence or willful misconduct, fraud or bad faith as determined by a final, non-appealable judgment of a court of competent jurisdiction) after giving 30 days’ prior written notice to the Company. In the event any transfer agency relationship in effect between the Company and the

Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination. The Company may remove the Warrant Agent upon 30 days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(a) to the Company of said notice of resignation. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Book-Entry Warrant or Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. The new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.7(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b) Any Person into which the Warrant Agent or any new Warrant Agent may be merged, or any Person resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Holder of a Book-Entry Warrant or Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

10.8 Appointment of Countersigning Agent.

(a) The Warrant Agent may, but is not required to, appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Statements or Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to Section 6, and Warrant Statements and Warrant Certificates so countersigned shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Statements or Warrant Certificates by the Warrant Agent or to Warrant Statements or Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Statements or Warrant Certificates countersigned by a Countersigning Agent.

(b) A Countersigning Agent may resign at any time by giving 30 days’ prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving 30 days’ prior written notice thereof to such Countersigning Agent and to the Company.

(c) The Warrant Agent agrees to pay to each Countersigning Agent from time to time reasonable compensation for its services under this Section 10.8 and the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of Section 10.5.

(d) Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth Section 10 and this Agreement.

(e) Any Person into which the Warrant Agent or a Countersigning Agent may be merged or any Person resulting from any consolidation to which the Warrant Agent or such Countersigning Agent shall be a party, shall be a successor Warrant Agent or Countersigning Agent, as applicable, without any further act; provided, that, such Person would be eligible for appointment as a new Warrant Agent or Countersigning Agent, as applicable, under the provisions of Section 10.8(a), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent. Any such successor Warrant Agent or Countersigning Agent shall promptly cause notice of its succession as Warrant Agent or Countersigning Agent, as applicable, to be given in accordance with Section 11.1(b) to each Holder of a Book-Entry Warrant or Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

11. Notices.

11.1 Notices Generally.

(a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy) and telecopied, sent via electronic means, trackable or first-class mail or delivered by hand (including by a nationally recognized courier service) as follows:

if to the Company, to:

Lonestar Resources US Inc.

111 Boland Street, Suite 300

Fort Worth, TX

Attention: Frank D. Bracken III

Email: fbracken@lonestarresources.com

with a copy which shall not constitute notice to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: David J. Miller

Email: david.miller@lw.com

if to the Warrant Agent, to:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Facsimile:        (781) 575-2549

Attention:        Corporate Actions

with a copy which shall not constitute notice to:

Computershare Inc.

Computershare Trust Company, N.A.

480 Washington Boulevard, 29th Floor

Jersey City, New Jersey 07310

Facsimile:        (201) 680-4610

Attention:        Legal Department

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a).

All such communications shall be effective when sent.

For effective delivery under this Section 11, any Person that telecopies or sends by electronic means any communication hereunder to any Person shall, on the same date as such telecopy or electronic copy is transmitted, also send, by trackable or first class mail, postage prepaid and addressed to such Person as specified above, an original or copy of the communication so transmitted.

(b) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) in writing and mailed, by trackable or first-class mail, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register or (ii) sent by electronic means with an original or copy of the communication so transmitted sent (on the same date as such electronic copy is transmitted), by trackable or first class mail, postage prepaid and addressed to such Person as specified above. Without limiting any of the rights or immunities of the Warrant Agent under this Agreement, where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

Where this Agreement provides for notice of any event to a Holder of a Global Warrant Certificate, such notice shall be sufficiently given if given to the Depositary (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

11.2 Required Notices to Holders. In the event the Company shall propose to:

(a) take any action that would result in an adjustment to the Exercise Price and/or the number of shares of Common Stock issuable upon exercise of a Warrant pursuant to Section 5.1;

(b) distribute any dividend or other distribution to all holders of its Common Stock or options, warrants or other rights to receive such dividend or distribution;

(c) effect any capital reorganization, reclassification, recapitalization, business combination, consolidation, amalgamation or merger (for the avoidance of doubt, including any potential Sale of the Company);

(d) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(e) make a tender offer or exchange offer with respect to the Common Stock (each of (a), (b), (c), (d) or (e), an “Action”);

then, in each such case, the Company shall cause to be delivered to the Warrant Agent and shall give to each Holder of a Book-Entry Warrant or a Warrant Certificate, in accordance with Section 11.1(b) hereof, a written notice of such Action, including, in the case of an action pursuant to Section 11.2(a), the information required under Section 5.1(o). To the extent such notice does not constitute material nonpublic information in the reasonable determination of the Company (it being understood that such information shall not constitute material nonpublic information if such information is provided to the stockholders of the Company), such notice shall be given at least 30 days prior to taking such Action (except in the case of clause (b), at least 10 days prior to the date of the taking of such Action) and shall specify the record date for the purposes of a dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares and on property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any such adjustment pursuant to Section 5.1 which will be required as a result of such action.

If at any time the Company shall cancel any of the Actions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with Section 11.1(b).

In addition, in the event the Company enters into any definitive agreement with respect to any sale transaction (including, without limitation, any Sale of the Company), the Company shall cause to be delivered to the Warrant Agent and shall give to each Holder of a Book-Entry Warrant or a Warrant Certificate, in accordance with Section 11.1(b), a notice of the entering into such definitive agreement.

12. Information Rights.

The Company shall furnish to each Holder:

(a) As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(c) As soon as available, the Reserve Report;

(d) If requested by a Holder not less than 10 Business Days prior to date required for delivery of the information required in clauses (a) and (b) above, in connection with delivery of the information required in clauses (a) (b) with respect to the applicable period, a calculation of the Original Value as of such Valuation Date, if the Common Stock is not then listed or admitted to trading on any U.S. national securities exchange or traded and quoted in the over-the-counter market in the United States; and

(e) If requested by a Holder, as soon as reasonably practicable after such request, any other information a holder of Common Stock is entitled to receive pursuant to and in accordance with the Certificate of Incorporation and the Bylaws, provided or delivered in accordance with Section 11.1(b) (unless otherwise instructed by the Holder);

provided, however, that the Company will be deemed to have satisfied its obligations under this Section 12 if and to the extent (i) the Company furnishes such statements, reports and information referred to above to the Holders in their capacity as lenders pursuant to the Company’s or any of its subsidiary’s revolving credit facility (including the Credit Agreement), as applicable, and/or (ii) the Company files such statements, reports and information with the Commission via the EDGAR filing system and such statements, reports and information are publicly available.

13. Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the Corporate Agency Office for inspection by any Holder of any Book-Entry Warrant or Warrant Certificate. The Warrant Agent may require any such Holder of a Warrant Certificate to submit such Warrant Certificate for inspection by the Warrant Agent.

14. Amendments.

(a) This Agreement may be amended by the Company and the Warrant Agent with the consent of the Required Warrant Holders.

(b) Notwithstanding the foregoing, the Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Book-Entry Warrants or the Warrant Certificates, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement; provided, however, that in the case of clause (ii) such amendment shall not adversely affect, alter or change the rights or interests of the Holders of the Warrants hereunder in any material respect.

(c) The consent of each Holder of any Book-Entry Warrants or Warrant Certificate evidencing any warrants affected thereby shall be required for any supplement or amendment to this Agreement or the Warrants that would: (i) increase the Exercise Price or decrease the number of shares of Common Stock receivable upon exercise of Warrants, in each case other than as provided in Section 5.1; (ii) the Expiration Date is changed to an earlier date; or (iii) modify the provisions contained in Section 5.1 in a manner adverse to the Holders of Book-Entry Warrants or Warrant Certificates generally with respect to their Warrants.

(d) The Warrant Agent shall join with the Company in the execution and delivery of any such amendment; provided, that, as a condition precedent to the Warrant Agent’s execution of any such amendment to this Agreement, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment is in compliance with the terms of this Section 14. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement and no amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any amendment pursuant to this Section 14, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Book-Entry Warrant or a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

(e) Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Holders of Book-Entry Warrants and Warrant Certificates, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

15. Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Warrant Holders and the prior written consent of the Warrant Agent.

16. Successors.

The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company, the Warrant Agent and the Holders and their respective successors and permitted assigns.

17. Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

18. Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

19. Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided, that, if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; further, provided, that, if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

20. Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and the Holders from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent and the Holders any rights or remedies under or by reason of this Agreement or any part hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and of the Holders. Each Holder, by acceptance of a Book-Entry Warrant or a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

21. Applicable Law.

THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22. Entire Agreement.

This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

23. Force Majeure.

Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, epidemics, pandemics, government orders, shortage of supply, disruptions in public utilities, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

24. Further Assurances.

The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

25. Confidentiality.

The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the agreed upon fees for services shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions). However, each party may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Lonestar Resources US Inc., a Delaware corporation

By:	/s/ Frank D. Bracken III
	Name:	Frank D. Bracken III
	Title:	Chief Executive Officer

Computershare Inc. and Computershare Trust Company, N.A. On behalf of both entities

By:	/s/ Collin Ekeogu
	Name:	Collin Ekeogu
	Title:	Manager, Corporation Actions

[Signature Page to Warrant Agreement]

EXHIBIT A

FORM OF WARRANT STATEMENT

Lonestar Resources US Inc.	DRS Warrant Distribution Statement

	CUSIP Number	Account Number/Account Key

	Ticker Symbol	Investor ID

	Issuance Date	Distribution

[                ]

[                ]

[                ]

[                ]

Tranche 1 Warrants Issued To You In Book-Entry Form
[ ]

PLEASE RETAIN THIS STATEMENT FOR YOUR RECORDS

These Tranche 1 Warrants are maintained for you under the Direct Registration System, which means they are held for you in an electronic, book-entry account maintained by Computershare Inc. Please retain this statement for your permanent record.

Questions? Contact Computershare Inc.

To access your account, use your Investor ID Number that is located in the box above on the top right hand corner of this statement. You can contact Computershare Inc. in one of the following ways:
By Internet: Visit www.computershare.com for access to your account. You will be able to certify your Taxpayer Identification Number/Social Security Number, change your address or sell warrants.

By Phone:		By Mail:

Toll Free Number	[●]	Lonestar Resources US Inc.

Outside the U.S. (Collect)	[●]	c/o Computershare

Hearing Impaired	[●]	[●]

Representatives are available [●] a.m. to [●] p.m. Eastern Time weekdays		[●]

[Request for Taxpayer Identification and Certification

Our records indicate that we do not have a certified Taxpayer Identification Number (“TIN”) on file. Without a certified TIN, we may be required by law to withhold [●]% from any future payments and any sale transaction that you request. Logon to [•] to certify your TIN or contact us by phone to request a Substitute Form W-9.]

SEE REVERSE SIDE FOR IMPORTANT INFORMATION

This statement is your record that the Tranche 1 Warrants have been credited to your account on the books of maintained by Computershare Inc., under the Direct Registration System. Please verify all information on the reverse side of this statement. This statement is neither a negotiable instrument nor a security, and delivery of this statement does not itself confer any rights on the recipient. Nevertheless, it should be kept with your important documents as a record of your ownership of these securities.

Transfer ownership of your book-entry warrants at any time by submitting the appropriate warrant transfer documents to [●]. Visit [●]’s Investor ServiceDirect online at [●] or call [●] to obtain transfer documents.

[Transfer of your book-entry warrants to your broker can be accomplished in one of two ways:

(1) The fastest and easiest way is to provide your broker with your Account Key at [●], your Taxpayer Identification Number (TIN) and your account registration information, and request that your broker initiate an electronic transfer of your warrants, or

(2) Obtain a “Broker-Dealer Authorization Form” by visiting [●] or by calling [●].]

The Warrant Agreement, dated November [●], 2020 (the “Warrant Agreement”), among (the “Company”) and Computershare Inc. and Computershare Trust Company, N.A, together, as Warrant Agent (the “Warrant Agent”), is incorporated by reference into and made a part of this statement, and this statement is qualified in its entirety by reference to the Warrant Agreement. A copy of the Warrant Agreement may be inspected at the Warrant Agent’s office at 150 Royall Street, Canton, MA 02021. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreement.

Subject to the provisions of the Warrant Agreement, Book-Entry Warrants may be exercised to purchase shares of Common Stock (subject to adjustment as provided in Section 5 of the Warrant Agreement) from the Company from the Original Issue Date through 5:00 p.m. New York City time on the Expiration Date, at an exercise price of $0.001 per share of Common Stock (as adjusted from time to time, the “Exercise Price”). The number of shares of Common Stock purchasable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Subject to the terms and conditions set forth in the Warrant Agreement, each Holder of a Book-Entry Warrant may exercise such Book-Entry Warrant, in whole or from time to time in part, by: (1) delivering to the Warrant Agent at the Corporate Agency Office an Exercise Form, setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof as well as any such other information the Warrant Agent may reasonably require, and (2) paying to the Warrant Agent an amount equal to (x) all taxes and charges required to be paid by the Holder, if any, prior to, or concurrently with, exercise of such Warrants pursuant to the Warrant Agreement and (y) except in the case of a Cashless Exercise, the aggregate of the Exercise Price in respect of each share of Common Stock into which such Warrants are exercisable. Upon due exercise of Warrants as described in the preceding sentence, the Warrant Agent shall deliver to the Company the Exercise Form and all funds received and the Company shall thereupon, as promptly as practicable, and in any event within two (2) Business Days after the Exercise Date, (i) determine the number of shares of Common Stock issuable pursuant to exercise of such Warrants or if Cashless Exercise applies, and (ii) execute or cause to be executed and deliver or cause to be delivered to the Recipient shares of Common Stock in book entry form in an amount equal to, or a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised), as so determined, together with an amount in cash in lieu of any fractional share(s), if the Company so elects as described below and in accordance with the terms set forth in the Warrant Agreement.

The Company shall not be required to issue any fractional share of Common Stock in connection with the exercise of Warrants. All shares of Common Stock issuable upon exercise of more than one Warrant by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, the Company may, in lieu of issuing any fractional share, make an adjustment therefore in cash on the basis of the Current Market Price per share of Common Stock on the date of such exercise.

THE WARRANTS REPRESENTED BY THIS STATEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON EXERCISE, TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER SIMILAR TRANSFER AS SET FORTH IN THE WARRANT AGREEMENT AMONG THE COMPANY AND THE WARRANT AGENT (ON BEHALF OF THE ORIGINAL HOLDERS OF THE WARRANT SHARES) (THE “WARRANT AGREEMENT”). DURING THE EXCHANGE PERIOD, THE WARRANTS (AND ANY BENEFICIAL INTERESTS THEREIN) MAY NOT BE TRANSFERRED (AS DEFINED IN THE WARRANT AGREEMENT) AND THE WARRANTS MAY NOT BE EXERCISED. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned registered holder of the Book-Entry Warrant hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the Warrant Statement not being assigned hereby) all of the rights of the undersigned under the Book-Entry Warrant, with respect to the whole number of Tranche 1 Warrants set forth below:

Name(s) of Assignee(s):

Address:

No. of Tranche 1 Warrants:

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint

the undersigned’s attorney to make such transfer on the books of maintained for such purposes, with full power of substitution in the premises.

Dated

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed By

EXHIBIT B

[FACE OF TRANCHE 1 WARRANT CERTIFICATE]1

LONESTAR RESOURCES US INC.

TRANCHE 1 WARRANT CERTIFICATE

EVIDENCING

TRANCHE 1 WARRANTS TO PURCHASE COMMON STOCK

[FACE]

No. [ ]	CUSIP No. 54240F 111

[UNLESS THIS GLOBAL TRANCHE 1 WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LONESTAR RESOURCES US INC. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL TRANCHE 1 WARRANT CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.]2

[1]

NTD: To be removed in the versions of the Definitive Warrant Certificates printed in multiple copies for use by the Warrant Agent in preparing Definitive Warrants Certificates for issuance and delivery from time to time to holders.

[2]	NTD: Include only on Global Warrant Certificate.

LONESTAR RESOURCES US INC.

No. [ ]	[ , , ] Warrants

CUSIP No. 54240F 111

THIS CERTIFIES THAT, for value received, [                ], or registered assigns, is the registered owner of the number of Warrants to purchase Common Stock of Lonestar Resources US Inc., a Delaware corporation (the “Company”, which term includes any successor thereto under the Warrant Agreement (as may be supplemented, amended or amended and restated pursuant to the applicable provisions hereof, the “Warrant Agreement”), dated as of November 30, 2020, between the Company, Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”, which term includes any successor thereto permitted under the Warrant Agreement)) specified above [or such lesser number as may from time to time be endorsed on the “Schedule of Decreases in Warrants” attached hereto]3, and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder’s option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one share of Common Stock for each Warrant evidenced hereby, at the purchase price of $0.001 per share of Common Stock (as adjusted from time to time, the “Exercise Price”), payable in full at the time of purchase, the number of shares of Common Stock into which and the Exercise Price at which each Warrant shall be exercisable each being subject to adjustment as provided in Section 5 of the Warrant Agreement.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the Holders of the Warrant Certificate.

All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable. The Company shall pay any and all taxes (other than income or withholding taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of shares of Common Stock in book-entry form or any certificates for Common Stock or payment of cash to any Person other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any shares of Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company, (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid or (c) the receipt of any other such information as set forth in the Warrant Agreement.

[3]	Include only on Global Warrant Certificate.

Each Warrant evidenced hereby may be exercised by the Holder hereof at the Exercise Price then in effect on any Business Day from and after the Original Issue Date until 5:00 p.m., New York time, on the Expiration Date in the Warrant Agreement.

Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by, in the case of a Global Warrant Certificate, by delivery to the Warrant Agent of the Exercise Form on the reverse hereof, setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof to the Warrant Agent, and delivering such Warrants by book-entry transfer through the facilities of the Depositary, to the Warrant Agent in accordance with the Applicable Procedures and otherwise complying with Applicable Procedures in respect of the exercise of such Warrants or, in the case of a Definitive Warrant Certificate, by delivery to the Warrant Agent of the Exercise Form on the reverse hereof, setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof to the Warrant Agent, and surrendering this Warrant Certificate to the Warrant Agent at its office maintained for such purpose (the “Corporate Agency Office”), together with payment in full of the Exercise Price as then in effect for each share of Common Stock receivable upon exercise of each Warrant being submitted for exercise unless Cashless Exercise is being elected with respect thereto. Any such payment of the Exercise Price is to be by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual or facsimile signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

Dated: [                ], 20[        ]

LONESTAR RESOURCES US INC.

[SEAL]	By:
[Title]
ATTEST:

Countersigned:

Computershare Trust Company, N.A., as Warrant Agent	[ ]

OR

By:			By:
	Authorized Agent			as Countersigning Agent

By:
Authorized Officer

Reverse of Tranche 1 Warrant Certificate

LONESTAR RESOURCES US INC.

TRANCHE 1 WARRANT CERTIFICATE

EVIDENCING

TRANCHE 1 WARRANTS TO PURCHASE COMMON STOCK

The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Tranche 1 Warrants to Purchase Common Stock (“Warrants”), limited in aggregate number to [●] issued under and in accordance with the Warrant Agreement, dated as of November 30, 2020 (the “Warrant Agreement”), between the Company, Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”, which term includes any successor thereto permitted under the Warrant Agreement), to which the Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.

The Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall automatically terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. The “Expiration Date” shall mean the earliest to occur of (x) November 30, 2023 (the third (3rd) anniversary of the Original Issue Date) or, if not a Business Day, then the next Business Day thereafter, (y) the Sale Date in the event a Sale of the Company occurs and (z) a Winding Up.

In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office or offices of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Required Warrant Holders.

Until the exercise of any Warrant, subject to the provisions of the Warrant Agreement and except as may be specifically provided for in the Warrant Agreement, no Holder of a Warrant Certificate evidencing any Warrant shall have the right to be deemed a holder of Common Stock for any purpose or to exercise any rights whatsoever as a holder of Common Stock, including, without limitation, the right to vote, to receive dividends or distributions, to receive subscription rights, to exercise appraisal rights or otherwise, or to receive notice of, or attend, meetings or any other proceedings of the holders of Common Stock, unless and until the exercise of the Warrants hereof and the date the Warrant Shares are required to be delivered hereunder. Prior to the exercise hereof of the Warrants and the date the Warrant Shares are required to be delivered hereunder, subject to the terms in the Plan, the consent of any Holder of a Book-Entry Warrant or a Warrant Certificate shall not be required with respect to any action or proceeding of the Company.

This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Exercise Form

Computershare Trust Company N.A.

150 Royall Street

Canton, MA 02021

Attention: Corporate Actions

cc:

Computershare Inc.

480 Washington Boulevard, 29th Floor

Jersey City, New Jersey 07310

Attention: Legal Department

Re: Lonestar Resources US Inc. Warrant Agreement, dated as of November 30, 2020

In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned Holder of this Warrant Certificate hereby irrevocably elects to exercise                  Warrants evidenced by this Warrant Certificate and represents that for each of the Warrants evidenced hereby being exercised such Holder either has (please check one box only):

☐	tendered the Exercise Price in the aggregate amount of $ by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose; or

☐	elected a “Cashless Exercise”.

The undersigned requests that the shares of Common Stock issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, (i) if this Warrant Certificate is a Global Warrant Certificate, the Warrant Agent shall endorse the “Schedule of Decreases in Warrants” attached hereto to reflect the Warrants being exercised or (ii) if this Warrant Certificate is a Definitive Warrant Certificate, the undersigned requests that a new Definitive Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:	Name:
(Please Print)
(Insert Social Security or Other Identifying Number of Holder)	Address:

Signature
(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

Signature Guaranteed:

Instructions (i) as to denominations of shares of Common Stock issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Definitive Warrant Certificates evidencing unexercised Warrants:

Assignment

(Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

FOR VALUE RECEIVED                                         hereby sells, assigns and transfers unto

Please insert social security or other identifying number

(Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                     Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:	Signature

(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

SCHEDULE OF DECREASES IN WARRANTS

The following decreases in the number of Warrants evidenced by this Global Warrant Certificate have been made:

Date	Amount of decrease in number of Warrants evidenced by this Global Warrant Certificate	Number of Warrants evidenced by this Global Warrant Certificate following such decrease	Signature of authorized signatory][4]

[4]	NTD: Include only on Global Warrant Certificate.